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                                                                    EXHIBIT 10.9


                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT



     This Amendment is entered into as of August 16, 1996 between Delta Air Lines, Inc. (hereinafter called "Delta"), and Mr. Ronald W. Allen of Atlanta, Georgia ("Employee").

                                  WITNESSETH:

     WHEREAS, the parties entered into an Employment Agreement dated July 29, 1987, which previously has been amended; and

     WHEREAS, effective August 15, 1992, the Employment Agreement was amended at Employee's request to reflect a reduction in Employee's basic annual compensation rate of Five Hundred Seventy-Five Thousand Dollars ($575,000) (the Employee's salary of record) to Four Hundred Seventy-Five Thousand Dollars ($475,000) per year; and

     WHEREAS, consistent with Delta's use of the salaries of record for other personnel to protect certain benefits (including but not limited to disability and retirement benefits) from being reduced by the salary reductions taken by non-pilot personnel during fiscal year 1993, Employee's benefits under the Employment Agreement were also protected; and



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     WHEREAS, Delta's Board of Directors has determined that, effective August
16, 1996, Employee's basic annual compensation rate should be restored to the level that existed prior to his above described voluntary salary reduction, and that Employee's benefits under the Employment Agreement should continue to be protected by disregarding such voluntary salary reduction;

     NOW, THEREFORE, in consideration of the premises and the mutual considerations herein mentioned or contained, it is agreed as follows:

             Section 3(a) of the said Employment Agreement shall be amended by striking the existing clause and substituting the following, effective August 16, 1996:

                  (a) basic compensation (herein sometimes called "Basic
             Compensation") at a rate of not less than Five Hundred Seventy-Five Thousand ($575,000) Dollars per year, payable in equal installments at such periods as may be convenient to Delta but not less often than monthly, provided, however, that for purposes of calculating the amounts payable under Sections 5 and 7 of this Employment Agreement, Employee's Basic Compensation shall be deemed to have been Five Hundred Seventy-Five Thousand ($575,000) Dollars per year for the period beginning August 15, 1992 and ending August 15, 1996.



     It is further agreed that all other terms and conditions of the said Employment Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                       DELTA AIR LINES, INC.

                                  By   /s/ Gerald Grinstein
                                       ------------------------------
                                       Gerald Grinstein, Chairman
                                       Personnel, Compensation &
                                        Nominating Committee



                                       /s/ Ronald W. Allen
                                       ------------------------------
                                       Ronald W. Allen


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